PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	January 30,	January 31,
	2011	2010
Cash flows from operating activities:
Net income	$13,584	$408
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	23,189	22,424
Changes in assets and liabilities and other	4,882	(6,417)

Net cash provided by operating activities	41,655	16,415

Cash flows from investing activities:
Purchases of property, plant and equipment	(19,120)	(21,457)
Investment in joint venture	(3,999)	-
Deposit on sale of facility	-	4,190
Increase in restricted cash	-	(1,250)
Proceeds from sales of investments and other	-	43

Net cash used in investing activities	(23,119)	(18,474)

Cash flows from financing activities:
Repayments of long-term borrowings	(24,346)	(7,250)
Proceeds from long-term borrowings	17,000	3,822
Proceeds from share-based payments	159	30

Net cash used in financing activities	(7,187)	(3,398)

Effect of exchange rate changes on cash	2,429	1,319

Net increase (decrease) in cash and cash equivalents	13,778	(4,138)
Cash and cash equivalents, beginning of period	98,945	88,539

Cash and cash equivalents, end of period	$112,723	$84,401

Supplemental disclosure of cash flow information:
Change in accrual for purchases of property, plant and equipment	$13,273	$(227)